UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) July 13, 2001

Ambassador Food Services Corporation
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(Exact name of registrant as specified in its charter)

Delaware                             0-1744                  44-0656199
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(State or other jurisdiction      (Commission               IRS Employer
of incorporation)                  File Number)           Identification No.

5-30 54th Avenue Long Island City, New York 11101
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(Address of principal executive offices)

Registrant's telephone number, including area code 718-361-2512
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Item 4. Changes in Registrants Certifying Accountant

On July 13, 2001, Ambassador Food Services Corporation (the"Company") dismissed Grant Thornton LLP as the Company's independent accountants. The change in accountants was recommended by financial management of the Company and was ratified by its Board of Directors.

The report of Grant Thornton LLP on the financial statements for the past two fiscal years of the Company raised substantial doubt about the Company's ability to continue as a going concern. Management agreed with its presentation in the reports.

In connection with its audits for the two most recent fiscal years and through July 13, 2001, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through July 13, 2001, there were no reportable events as that term is defined in Item 304 (a) (1) (iv) of Regulation S-B.



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The Company has requested that Grant Thornton LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 18, 2001, is filed as Exhibit A of this Form 8-K.

Effective July 13, 2001, the Company engaged WithumSmith+Brown as its new independent accountants. The engagement of the new independent accountants was approved by the Company's Board of Directors on June 22, 2001. The Company has not consulted with WithumSmith+Brown regarding either the application of an accounting principle, the type of opinion that might be rendered on the Company's financial statements, or any matter that was the subject of disagreement, or a reportable event, as those terms are defined in Item 304 (a)
(1) (iv) of Regulation S-B and the related instructions to Item 304 (a) (1) (iv) of Regulation S-B.


Item 5.  Other Events

      On March 14, 2001 Ambassador sold its corporate headquarters building in Kansas City and has moved its principal executive offices to its New York location at 5-30 54th Avenue, Long Island City, New York 11101.